                                                                EXHIBIT 10.23(C)

                              EMPLOYMENT AGREEMENT

         AGREEMENT made as of January 10, 2000 between RESOURCE BANCSHARES MORTGAGE GROUP, INC. ("RMBG") and Douglas K. Freeman ("Employee").

                                   WITNESSETH:

         WHEREAS, the parties hereto desire to provide for the Employee's employment by RBMG.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

         1.       Employment.

                  RBMG agrees to employ the Employee and the Employee agrees to enter into the employ of RMBG on the terms and conditions hereafter set forth.

         2.       Capacity and Duties.

                  The Employee shall be employed as the Chief Executive Officer of RMBG. In addition, the Employee shall upon request serve as an officer and on the Board of Directors of such subsidiaries as the Board of Directors of RBMG may from time to time designate. The Employee shall perform his responsibilities in accordance with the direction and supervision of the Board of Directors of RBMG and he shall devote his full business time, skill, energies, business judgment, knowledge and best efforts to the advancement of the best interests of RBMG and the performance of such executive, administrative and operational duties on behalf of RBMG and its subsidiaries, appropriate to the offices he holds or shall hold hereunder, as the Board of Directors of RBMG may assign. The requirement that the Employee devote his full business time shall not be construed to prevent the Employee from making investments in stocks, bonds and other types of personal property, both tangible and intangible, and real estate or engaging in church, charitable, professional, or other community activities or serving as a member of a board of directors which do not, singly or in the aggregate, materially impair his ability to fulfill his responsibilities under this Agreement; provided, however, that serving as a member of the board of directors of a business enterprise shall require the prior approval of RBMG's Board of Directors.

         3.       Term.

                  The term of the Employee's employment hereunder shall be for the period commencing on January 10, 2000 (the "Commencement Date") and ending on December 31, 2001, unless such term is terminated earlier by or pursuant to
Section 5.

         4.       Compensation and Benefits.

                  (a) Salary. RBMG shall pay or cause to be paid to the Employee, as compensation for all of the services to be rendered by him hereunder during the term hereof, a salary of $500,000 per year ("Base Salary"), payable in accordance with the regular payroll practices of RBMG for executives, less such deductions or amounts as are required to be deducted or withheld by applicable laws or regulations and less such other deductions or amounts, if any, as are authorized by the Employee; provided, however, that the Employee shall receive his first paycheck on or about September 15, 2000 and it shall be in the gross amount of $341,666.67.

                  (b) Annual Bonus. The Employee's annual bonus opportunity will be $300,000. The amount of the bonus for 2000 will be determined based on achievement of specified goals which are to be defined on or before March 1, 2000.

                  (c) Expenses. To the extent not otherwise paid for by RBMG or one of its subsidiaries, RBMG will reimburse the Employee or cause the Employee to be reimbursed for reasonable expenses incurred in promoting RBMG's and its subsidiaries' businesses, including expenses for travel and entertainment, such reimbursement to be made promptly upon presentation of appropriate receipts or other substantiation.

                  (d) Plans. The Employee shall be entitled to participate in any and all employee benefit plans as may be in effect for executives of RBMG to the extent that he is eligible for participation therein and coverage thereunder. Such right of participation in any such plan and the degree or amount thereof shall be subject, however, to generally applicable RBMG policies and to action by RBMG's Board of Directors or any administrative or other committee or to any other administrative or managerial determination provided in or contemplated by such plan, it being agreed that this Agreement is not intended to impair the right of any committee or other group or person concerned with the administration of such plan to exercise in good faith the full discretion reposed in him or them by such plan.

                  (e) Vacation. The Employee shall be entitled to paid vacation during each year of this Agreement in accordance with the policies of RBMG with respect thereto applicable to officers with comparable duties and responsibilities. Unused vacation time in any year shall not be carried over to subsequent years and the Employee shall not be entitled under this Agreement to pay in lieu of unused vacation time.

                  (f) Withholding. The Employee acknowledges that certain payments provided for herein are subject to withholding and other taxes.

                  (g) Purchase of Stock. RBMG hereby sells, assigns and transfers to the Employee, and the Employee hereby purchases and accepts from RBMG, 100,000 shares of RBMG Common Stock at a price of $4.49 per share. The Employee shall pay for such shares by good check to be delivered to RBMG on or before January 12, 2000. The Employee agrees not to sell, transfer, pledge or otherwise encumber such shares prior to

         January 1, 2002 unless there is a Change of Control (hereinafter defined) of RBMG or the Employee's employment with RBMG is terminated pursuant to Section 5(a) or Section 5(b) or by RBMG without "cause" as specified in Section 5(c).

                  (h) Omnibus Stock Award Plan. In consideration of the payment by the Employee to the Corporation of $1,000.00 and of the Employee's other covenants contained in this Agreement, RBMG hereby awards to the Employee 100,000 shares of RBMG Common Stock pursuant to RBMG's Omnibus Stock Award Plan, as amended (the "Plan"). Such shares shall be deemed to be unrestricted stock under the Plan. The Employee shall make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to such shares and shall be responsible for all taxes on the award of such shares. Within 10 days prior to making the
         Section 83(b) election, the Employee shall pay to RBMG the amount of any federal, state or local income tax withholding or other employment tax with respect to the shares. The determination of the amount of any federal, state or local income tax withholding or other employment tax due in such event shall be made by RBMG in accordance with applicable laws and regulations and shall be binding upon the Employee. Except as provided in the following sentence, the Employee agrees not to sell, transfer, pledge or otherwise encumber such shares prior to January 1, 2002 unless there is a Change of Control of RBMG or the Employee's employment with RBMG is terminated pursuant to Section 5(a) or Section 5(b) or by RBMG without "cause" as specified in Section 5(c). If the Employee's employment with RBMG ceases prior to December 31, 2001 for any reason other than as provided in Section 5(a), 5(b) or 5(d), the Employee shall sell, assign and transfer such shares to RBMG, and RBMG shall purchase and accept such shares from the Employee, for an amount equal to the federal and state income taxes paid by the Employee as a result of the award of such shares plus any taxes payable by the Employee and any reasonable costs and expenses of the Employee arising from RBMG's purchase of such shares.

                  (i) Stock Options. The Employee has been awarded an option to acquire one hundred thousand (100,000) shares of Common Stock of RBMG pursuant to the terms and conditions of the Incentive Stock Option Agreement between the Employee and RBMG dated as of the date of this Agreement.

                  (j) Provisions Relating to Common Stock. All stock certificates evidencing the shares referred to in Sections 4(g) and (h) shall bear the following legend:

                  The transfer or encumbrance of the shares of Common Stock represented by this certificate is restricted under the terms of an Employment Agreement dated January 10, 2000, a copy of which Employment Agreement is on file at the principal office of Resource Bancshares Mortgage Group, Inc.

         Notwithstanding the transfer restrictions and other provisions herein applicable to the shares of Common Stock referred to in Sections 4(g) and (h), the Employee shall have the entire beneficial interest of such shares and, subject to this Agreement, shall be entitled to exercise the rights and privileges of a stockholder with respect to such shares, including the right to receive dividends and the right to vote such shares. The Employee hereby represents to RBMG that he is acquiring the shares for his own account and not with a view to the distribution thereof. The Employee agrees that none of the shares will be sold, transferred or otherwise disposed of unless (i) a registration statement under the Securities Act of 1933, as amended (the "Act"), shall at the time of disposition be effective with respect to such shares or (ii) RBMG shall have receive an opinion of counsel or other information and representations satisfactory to it to the effect that registration under the Act is not required, by reason of the application of Rule 144 or otherwise, for such sale, transfer or other disposition.

         5.       Termination.

                  Notwithstanding Section 3, the term of the Employee's employment hereunder shall terminate on the first to occur of the (i) termination date provided for under Section 3 or (ii) any of the events described in the paragraphs of this Section 5.

                  (a) Death. In the event of the Employee's death, the Employee's employment shall terminate automatically, effective as of the date of death, and RBMG shall pay to his estate the Base Salary that otherwise would have been paid or accrued to the Employee pursuant to Section 4(a) up to the end of the fiscal quarter in which he died.

                  (b) Disability. If the Employee, due to physical or mental illness, shall be disabled to perform substantially all of his duties for a continuous period of three months (a "disability"), then either the Employee or RBMG may by notice terminate the Employee's employment under this Agreement effective as of a date 30 days after the date such notice is given. The Employee's Base Salary during the period prior to such termination shall be reduced by the amount of any disability or similar benefits to which he is entitled, notwithstanding anything contained elsewhere in this Agreement to the contrary.

                  (c) Termination for Cause. The Employee's employment may be terminated effective immediately by RBMG for "cause" by notice of termination to the Employee. "Cause" for such termination shall be limited to the following:

                           (i) Breach by the Employee in any material respect of
                  any of the material covenants contained in this Agreement, which breach continues for 30 days following receipt of written notice given by RBMG's Board of Directors specifying the breach and requesting that the Employee correct the same;

                           (ii) Chronic and disabling use of alcohol or
                  controlled substances that materially inhibits the performance of the Employee's duties under this Agreement for a period of not less than three consecutive months;

                           (iii) The Employee's conviction of either a felony
                  involving moral turpitude or any crime in connection with his employment by RBMG which causes RBMG a substantial detriment;

                           (iv) Gross or willful neglect of the Employee's
                  duties; or

                           (v) Such conduct as results or as is likely to result
                  in substantial damage to the reputation of RBMG or any of the affiliates of RBMG.

                  (d) Change of Control. RBMG and the Employee are entering into a Change of Control Agreement simultaneous with the execution of this Agreement. Such Change of Control Agreement permits the Employee to terminate his employment under certain circumstances. As used in this Agreement, the term "Change of Control" shall have the meaning ascribed thereto in the Change of Control Agreement.

                  (e) Compensation Upon Termination. Except as provided in Sections 5(a) and 5(b) and the Change of Control Agreement referred to in Section 5(d), all compensation to the Employee shall cease immediately on termination of the Employee's employment hereunder.

         6.       No Raid.

                  The Employee acknowledges that he has had and will have extensive contacts with employees and customers of, and others having business dealings with, RBMG. For the purposes of this Section and Sections 7, 8 and 9, the term "RBMG" shall be deemed to include subsidiaries, parents and affiliates of RBMG. Accordingly, the Employee covenants and agrees that during the term of his employment and during the two-year period immediately thereafter he will not
(i) solicit any of the employees of RBMG who were employed by RBMG during the time when the Employee was employed by RBMG to leave RBMG, (ii) interfere with the relationship of RBMG with any such employees or (iii) personally target or solicit to the detriment of RBMG any customers or others having business dealings with RBMG in the business activities and endeavors in which the Employee was involved. The Employee further covenants and agrees that during the term of his employment and during the two-year period immediately thereafter he will not make public statements in derogation of RBMG.

         7.       Blue Pencil.

                  The Employee acknowledges that the period of restriction imposed by Section 6 is fair and reasonable and is reasonably required for the protection of RBMG. If any part or parts of Section 6 shall be held to be unenforceable or invalid, then the remaining parts thereof shall nevertheless continue to be valid and enforceable as though the invalid portion or portions were not a part hereof. If any of the provisions of Section 6 relating to the period of restriction shall be deemed to exceed the maximum period of time which a court of competent jurisdiction would deem enforceable, then the time shall, for the purposes of Section 6, be deemed to be the maximum time period which a court of competent jurisdiction would deem valid and enforceable in any state in which such court of competent jurisdiction shall be convened.

         8.       Confidentiality.

                  The Employee acknowledges that he has had and will have access to certain information related to the business, operations, future plans and customers of RBMG, the disclosure or use of which could cause RBMG substantial losses and damages. Accordingly, the Employee covenants that during the term of his employment with RBMG and for three years thereafter he will keep confidential all information and documents furnished to him by or on behalf of RBMG and not use the same to his advantage, except to the extent such information or documents are or thereafter become lawfully obtainable from other sources or are in the public domain through no fault on his part or as is consented to in writing by RBMG. Upon termination of his employment, the Employee shall return to RBMG all records, lists, files and documents which are in his possession and which relate to RBMG.

         9.       Right to Injunctive Relief.

                  The Employee agrees and acknowledges that a violation of the covenants contained in Sections 6 and 8 of this Agreement will cause irreparable damage to RBMG, and that it is and will be impossible to estimate or determine the damage that will be suffered by RBMG in the event of a breach by the Employee of any such covenant. Therefore, the Employee further agrees that in the event of any violation or threatened violation of such covenants, RBMG shall be entitled as a matter of course to an injunction issued by any court of competent jurisdiction restraining such violation or threatened violation by the Employee, such right to an injunction to be cumulative and in addition to whatever other remedies RBMG may have.

         10.      Representation by the Employee.

                  The Employee hereby represents and warrants to RBMG that the execution of this Agreement and the performance of his duties and obligations hereunder will not breach or be in conflict with any other agreement to which he is a party or by which he is bound and that he is not now subject to any covenant against competition or similar covenant that would affect the performance of his duties hereunder.

         11.      No Assignment.

                  This Agreement is personal and shall in no way be subject to assignment, except by RBMG incident to the sale of all or substantially all of its business (whether by asset sale, stock sale or merger). Any attempt by one party to assign this Agreement in any other circumstances without the prior written consent of the other party shall be null and void.

         12.      Enforceability.

                  If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a duly authorized court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         13.      Notices.

                  All notices and other communications required or permitted to be given hereunder shall be given by delivering the same in hand or by mailing the same by certified or registered mail, return receipt requested, postage prepaid, as follows:

                  if to RBMG, to:

                           Resource Bancshares Mortgage Group, Inc.
                           7909 Parklane Road
                           Columbia, South Carolina  29202-7486
                           Attention: Corporate Secretary

                  if to the Employee, to:

                           Mr. Douglas K. Freeman
                           4934 Morven Road
                           Jacksonville, Florida 32210

                  (or to such other address as either party shall have furnished to the other by like notice)

                  A notice shall be effective as of the date of such delivery or mailing, as the case may be.

         14.      Entire Agreement.

                  This Agreement constitutes the only agreement and understanding (other than the Change of Control Agreement referred to in Section 5(d), stock option agreements and employee benefit plans, indemnification agreements and policies and practices applicable to RBMG's executive officers generally, each of which shall, except as otherwise specifically provided in this Agreement, be interpreted and construed independently of this Agreement) between RBMG, on the one hand, and the Employee, on the other hand, in relation to the subject of the Employee's employment by RBMG, and there are no promises, representations, conditions, provisions or terms related thereto other than those set forth herein. This Agreement supersedes all previous understandings, agreements and representations, written or oral, between RBMG and the Employee regarding the Employee's employment by RBMG.

         15.      Governing Law.

                  This contract shall be construed under and be governed in all respects by the internal laws, and not the laws pertaining to choice or conflicts of laws, of the State of South Carolina.

         16.      Waiver;  Amendment.

                  No waiver in any instance by either party of any provision of this Agreement shall be deemed a waiver by such party of such provision in any other instance or a waiver of any other provision hereunder in any instance. This Agreement cannot be amended, supplemented or otherwise modified except in a writing signed by RBMG and the Employee.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first above written.

                                       RESOURCE BANCSHARES MORTGAGE GROUP, INC.



                                       By:    __________________________________
                                       Name:  __________________________________
                                       Title: __________________________________


                                       EMPLOYEE:


                                       -----------------------------------------
                                                     Douglas K. Freeman